UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 8, 2008, Best Buy Co., Inc. (“Best Buy” or “the registrant”) and The Carphone Warehouse Group PLC (“The Carphone Warehouse”) issued a joint press release announcing that they have signed a definitive agreement under which The Carphone Warehouse and Best Buy will create a new venture comprised of The Carphone Warehouse’s existing retail business and The Carphone Warehouse’s share of its existing relationships with Best Buy.  Best Buy plans to acquire a 50% stake in the new company for cash consideration of £1.1 billion, or $2.1 billion.

The transaction is conditional on the passing of an ordinary resolution approving the transaction by The Carphone Warehouse shareholders at its extraordinary general meeting, which is expected to take place by early August 2008.  It is also conditional on receipt of approval of the change in corporate controller from the Financial Services Authority in the United Kingdom, and on The Carphone Warehouse completing the reorganization of its corporate structure to create a new holding company for its retail assets, as well as other customary conditions.

The transaction is expected to close during the registrant’s fiscal second quarter, which concludes on August 30, 2008.

A copy of the sale and purchase agreement will be filed with an amendment to this Current Report on Form 8-K.

ITEM 7.01           REGULATION FD DISCLOSURE

On May 8, 2008, representatives of Best Buy and The Carphone Warehouse will hold an investor presentation which will be webcast to discuss the new venture. The registrant is furnishing the slide presentation, which it will use at its teleconference and webcast on May 8, 2008, and which it may use from time to time in presentations related to the transaction. The slides are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Form 8-K and furnishing this information, the registrant makes no admission as to the materiality of the information included in the slides. The registrant undertakes no duty or obligation to publicly update or revise the information included in the slides, although it may do so from time to time as the registrant’s management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. The registrant will make copies of the slides available for viewing at the “For Our Investors” section of its website located at www.BestBuy.com , although Best Buy reserves the right to discontinue that availability at any time.

Some of the matters discussed in this Form 8-K (including Exhibits 99.1 and 99.2) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those factors set forth in the press release attached hereto as Exhibit 99.1 and the risk factors set forth in the registrant’s filings with the Securities and Exchange Commission.

ITEM 9.01           EXHIBITS

(d) Exhibits

Number	Description
99.1	Press release issued jointly by Best Buy Co., Inc. and The Carphone Warehouse Group PLC dated May 8, 2008
99.2	Slide presentation issued jointly by Best Buy Co., Inc. and The Carphone Warehouse Group PLC dated May 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: May 8, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer